Exhibit 99.1

ZipRealty Announces Bold Changes to Focus on Core Strengths in Technology, Online Marketing and

Most Attractive Local Markets

Steps Aimed at Achieving Positive Cash Flow in 2011

EMERYVILLE, Calif – January 10, 2011 – ZipRealty, Inc. (NASDAQ: ZIPR) announced today a series of changes to enhance the Company’s focus on core strengths in technology, online marketing and its most attractive local real estate markets. The restructuring and organizational changes are expected to position ZipRealty to achieve positive cash flow in 2011 and provide a solid platform for long-term growth.

The plan includes the following components:

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Heightened focus on the Company’s markets where ZipRealty’s financial performance, productivity and market presence are strongest and local population, economic and housing trends appear most favorable long-term

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Opening the ZipRealty.com website so that more of the Company’s comprehensive listings data, content and tools are available to users without registration and to establish a stronger platform for promoting the local expertise of ZipRealty agents, to be implemented first in select markets and later expanded

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Reorienting the Company’s marketing approach, initially in select markets, to emphasize personalized service, outstanding technology and experienced local agents that together connect consumers to great real estate transactions

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Entering into the Company’s first local referral agreement, covering the Atlanta market, under which ZipRealty will power the online sales channel for a leading local brokerage. ZipRealty will transition its Atlanta operations to the same brokerage

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Closing Company owned and operated brokerage offices in eleven markets, including Fresno/Central Valley, Charlotte, Naples, Jacksonville, Miami, Palm Beach, Tampa, Hartford, Minneapolis, Virginia Beach/Norfolk and Tucson

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Completing the transition of the remaining Company owned and operated offices to an independent contractor agent model, reducing the field sales support workforce by roughly 35% and reorganizing local management responsibilities to achieve greater efficiency and local autonomy

•	Reducing the corporate sales support and administrative workforce by roughly 25% and eliminating infrastructure and costs associated with the Company’s legacy employee-agent business model

“We believe that the changes we are implementing today position ZipRealty for improved near-term financial performance and stronger long-term growth,” said Lanny Baker, the Company’s Chief Executive Officer. “Performance in our strongest markets demonstrates that when ZipRealty’s advantages in technology and online marketing are aligned with all-star real estate agents and outstanding local leadership the results can be compelling – for consumers, agents and stockholders alike.”

Baker continued, “The pressures on the real estate market continue to be severe, and we are purposefully adjusting our cost structure and operating strategy to concentrate resources on the Company’s most attractive opportunities. Beginning with our transition to the independent contractor model in 2010 and extending beyond today’s announcements, we are committed to identifying new ways to amplify the Company’s core strengths in technology and online marketing.”

ZipRealty expects to achieve annualized operating expense savings, excluding cost of revenue, in excess of $20 million once all of the programs announced today have been fully implemented. The eleven markets ZipRealty intends to close accounted for approximately 13% of Company net revenue in 2010 and did not contribute positively to Company profitability. ZipRealty expects to incur restructuring charges of approximately $3 million related primarily to severance and other exit costs in the first quarter of 2011.

Separately, the Company also announced preliminary net revenue results for the fourth quarter ended December 31, 2010. For the quarter, the Company expects net revenue of $26.0 to $27.0 million, representing a decline of 20% to 23% from net revenue of $33.9 million generated in the year ago period. Preliminary fourth quarter 2010 results reflect comparisons against last year’s favorable impact of home buyer tax credits. ZipRealty expects to report complete financial results for the fourth quarter and full year ended December 31, 2010 according to the Company’s usual schedule in early March 2011.

About ZipRealty, Inc.

ZipRealty is a leading full-service residential real estate brokerage that uses an innovative combination of a comprehensive online presence, robust proprietary technology and knowledgeable local agents to offer its clients fast, responsive and transparent service. The Company’s award-winning, user-friendly website gives its users access to comprehensive local Multiple Listing Services home listings data, as well as other relevant market and neighborhood information and tools. The Company’s proprietary technology, including its agent platform and customer relationship tools, helps it to enhance customer service while increasing agent efficiency and reducing costs, allowing the Company to pass on significant savings to consumers as permitted by law. Founded in 1999, the Company operates in 35 major markets in 22 states and the District of Columbia. For more information on ZipRealty, visit www.ziprealty.com or call 1-800-CALL-ZIP.

Cautionary Language

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding the Company’s anticipated achievement of positive cash flow in 2011, the Company’s plans to focus on its most attractive markets, the population, economic and housing trends in those markets, the Company’s plans to open its website to greater availability without registration, to build its business platform, to initiate a new consumer marketing approach, to implement a local referral agreement in Atlanta and transfer its local operations to the same brokerage, to close eleven brokerage offices, to continue to transition the remainder of its brokerage offices to an independent contractor model and to reduce the field sales support workforce and reorganize management in those offices, and to reduce its corporate sales support and administrative workforce, the Company’s anticipated near-term financial performance and long-term growth, the Company’s anticipated annual operating expense savings and restructuring charges associated with the programs announced today, and the Company’s anticipated net revenue for the quarter ended December 31, 2010. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels, foreclosure freezes and the impact of government programs, the Company’s ability to retain agents following a switch to an independent contractor model, to successfully integrate new members of the management team, to achieve sufficient agent productivity and retention to offset its costs, to remain an innovation leader in its industry, to adapt to changes in technologies and practices relating to the nature and use of information, to comply with often complex federal and state laws and regulations concerning its agent classification, compensation, termination and other business practices, to attract, retain and incentivize agents and key personnel, to grow local market share in the face of intense competition, to access leads and MLS listings from third parties that it does not control, to develop, maintain and protect a strong brand identity, to protect arrangements for providing access to core services, and to manage the growth of technology and control systems, the Company’s continued use of rebates, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, systems interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, and other risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2009, and Form 10-Q for the quarter ended September 30, 2010. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.